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                                                                       EXHIBIT 5

                                January 25, 2001

Entravision Communications Corporation
2425 Olympic Boulevard, Suite 6000 West
Santa Monica, California 90404

         Re:  Entravision Communications Corporation
              Form S-8 Registration Statement
              for 11,500,000 Shares of Class A Common Stock

Ladies and Gentlemen:

         We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 11,500,000 shares of Class A Common Stock for issuance under the Entravision Communications Corporation 2000 Omnibus Equity Incentive Plan (the "Plan"). We have reviewed your charter documents and the corporate proceedings taken by you in connection with the adoption of the Plan. Based on our review, we advise you that, in our opinion, when such shares have been issued and sold (and consideration therefor received) pursuant to the applicable provisions of the Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Class A Common Stock of Entravision Communications Corporation.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

         This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Plan, or the shares of Class A Common Stock issuable thereunder.

                                            Very truly yours,

                                           /s/ ZEVNIK HORTON GUIBORD MCGOVERN
                                               PALMER & FOGNANI, L.L.P.

                                               ZEVNIK HORTON GUIBORD MCGOVERN
                                               PALMER & FOGNANI, L.L.P.